Exhibit  10.20
                   SECURED PROMISSORY NOTE
                    Sunnyvale, California

$250,000.00                                    September 30, 1996

    1.     Obligation.    The  undersigned,   Alan   I.
Fraser ("Borrower") hereby promises to pay to the order of
Digital Link Corporation, a California corporation,
("Lender" or "Holder")  on or  before
September 30, 1999, at Lender's  principal  place  of
business at 217 Humboldt Court, Sunnyvale, California
94089,  or at  such other place as Holder may direct, the
principal  sum  of Two  Hundred Fifty Thousand Dollars
($250,000.00), together  with all  interest accrued on
unpaid principal, at a rate of  six  and two  one
hundredths percent (6.02%) per annum (calculated on  the
basis of a 360day year), compounded annually, which rate
is  not less than   the  minimum  rate established
pursuant  to Section 1274(d) of the Internal Revenue Code of 1986,
as amended, as  of the  date  hereof.   As
used herein, the term "Holder" shall initially mean Lender, and shall subsequently mean each person or entity to whom this Note is duly assigned.

If any payment of principal or interest under this Note becomes due and payable on a day other than a business day then the maturity of such payment will be extended to the next succeeding business day, and with respect to the payment of principal, interest thereon will be payable at the rate set forth herein during the period of such extension.

   2.    Prepayment.   Prepayment of  unpaid  principal
and/or interest  due  under this Note may be made at  any  time
without penalty.      Unless  otherwise agreed in  writing
by Holder, all payments will be made in lawful tender of the United States and will be applied (a) first, to the payment of accrued interest, and (b) second, (to the extent that the amount of such prepayment exceeds the amount of all such accrued interest), to the payment of principal.

   3.    Security.   Payment  of this  Note  is  secured
by a security interest in assets and properties of Borrower granted pursuant to the terms and conditions of a Security Agreement dated of even date herewith among Borrower and Lender, as such may be amended from time to time (the "Security Agreement").

   4.    Default; Acceleration of Obligation.  Borrower
will be deemed to be in default under this Note and the outstanding unpaid principal balance of this Note, together with all interest accrued thereon, will immediately become due and payable in full, without  the need for any further action
on the part  of  Holder, upon  the  occurrence  of any of
the following  events  (each  an "Event  of
Default"):  (a) upon Borrower's failure to  make  any
payment when due under this Note; (b) upon any sale,
transfer  or other  disposition of the Collateral by
Borrower;  (c)  upon  the filing  by   or
against Borrower of any voluntary or  involuntary
petition  in  bankruptcy or any petition  for  relief
under the federal bankruptcy code or any other state or
federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within thirty (30) days after the filing of  such petition; (d) upon the execution by
Borrower of an assignment for the  benefit  of  creditors
or the appointment  of  a  receiver, custodian,
trustee  or  similar  party  to  take  possession  of
Borrower's assets or property; or (e) upon any breach,
default or violation   by  Borrower  of  any  term,  condition,
obligation, representation or covenant of the Security Agreement.

    5.    Remedies On Default; Acceleration.  Upon any
Event of Default, Holder will have, in addition to its rights and remedies under this Note, full recourse against any real, personal, tangible or intangible assets of Borrower, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Note and all unpaid accrued interest under this Note to be immediately due and payable in full.

     6.    Waiver and Amendment.  Any provision of this
Note may be  amended or modified only by a writing signed by both
Borrower and Holder.  Except as provided below with
respect to waivers  by Borrower, no waiver or consent with
respect to this Note will  be binding or effective unless
it is set forth in writing and signed by  the party
against whom such waiver is asserted.  No course of
dealing  between Borrower and Holder will operate as a
waiver  or modification  of any  party's rights or
obligations  under  this Note.   No delay  or  failure on
the part of either party in exercising any right or remedy under this Note will operate as a waiver of such right or any other right. A waiver given on one occasion will not be construed as a bar to, or as a waiver of, any right or remedy on any future occasion.

    7.     Waivers   of   Borrower.   Borrower   hereby
waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence. This Note may be amended only by a writing executed by Borrower and Holder.

     8.    Governing  Law.   This Note will be  governed
by and construed in accordance with the internal laws of the State of California as applied to agreements between residents thereof to be performed entirely within such State, without reference to that body of law relating to conflict of laws or choice of law.

     9.      Severability;   Headings.    The
invalidity    or unenforceability of any term or
provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The headings in this Note are for convenience of reference only and will not alter or otherwise affect the meaning of this Note.

     10.   Jurisdiction; Venue.  Borrower, by  its
execution  of this  Note,  hereby  irrevocably   submits  to  the  in
personam jurisdiction of the state courts of the State of California and of the United States District Court for the Northern District of California that are located in Santa
Clara County, California, for the purpose of any suit, action or other proceeding arising out of or based upon this Note.

     11. Attorneys' Fees. If suit is brought for collection of this Note or enforcement of the Security Agreement, Borrower agrees to pay all reasonable expenses, including attorneys' fees, incurred by Holder in connection therewith whether or not such suit is prosecuted to judgment.

     12.   Assignment.   This  Note is  freely  transferable
and assignable by Holder, provided that such transfer is made in compliance with all applicable state and federal securities laws. Any reference to Holder herein will be deemed to refer to any subsequent transferee of this Note at such time
as   such transferee  holds this Note. This Note may not be
assigned  or delegated  by  Borrower,
whether  by  voluntary  assignment
or transfer, operation of law, merger or otherwise.

     IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.

                              BORROWER
                          \s\ Alan I. Fraser
                          Alan I. Fraser